FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust s Rule 10f 3
Procedures

1    	Name of Purchasing Portfolio
  The BlackRock Pennsylvania
Strategic Municipal
	Trust  BPS
  BlackRock Pennsylvania Municipal
 Bond Fund  BR PAMUNI
	BlackRock MuniYield
Pennsylvania Insured Fund
 Inc      MPA
2    	Issuer
City of Philadelphia
 Pennsylvania  Water and
Wastewater Revenue
Bonds Series 2010C

3    	Date of Purchase
   7 29 10
4    	Underwriter from whom
 purchased  Citigroup Global
 Markets Inc
5    	Name of Affiliated Underwriter
  as defined in the Trust s procedures
   managing
or participating in syndicate
  PNC Capital Markets    LLC

a    	List Members of
 Underwriting Syndicate
	Citigroup Global
Markets Inc
Barclays Capital
Loop Capital Markets LLC
PNC Capital Markets LLC
  Siebert Brandford Shank
   Co        L    L    C


6    	Aggregate principal
amount purchased  out of
total offering    if an equity
offering    list aggregate
 number of shares purchased
 out of total number of shares
offered         BPS    350
  000 out of  185   000   000
   BR PAMUNI    3   650   000 out
of  185   000   000    MPA
   3   000   000 out of  185   000   000

7    	Aggregate principal amount
purchased by funds advised by
 BlackRock and any
purchases by other accounts with
 respect to which BlackRock
 has investment
discretion  out of the total
 offering    if an
equity offering
list aggregate number
of shares purchased
out of total number
of shares offered
	 7   000   000
out of  185   000   000
8    	Purchase price
net of fees and expenses
      101    81
9    	Date offering
commenced  if different from
Date of Purchase     7 29 10
10    	Offering price at
end of first day on which
any sales were made
11    	Have the following
 conditions been satisfied
Yes	No
a    	The securities are
part of an issue registered under
      the Securities Act of 1933
    as amended    which
      is being offered to the public
    or are Eligible Municipal
		Securities
or are securities sold in an
	 Eligible Foreign
      Offering or are securities
 sold in an Eligible Rule 144A
		Offering or
part of an issue of government
      securities
 X

	b    	The securities
were purchased prior to the
		end of the first
day on which any sales
		were made
at a price that was not more
		than the price
 paid by each other
		purchaser of
securities in that offering
		or in any concurren
t offering of the
		securities  except
    in the case of an
		Eligible Foreign
Offering    for any rights
		to purchase required
by laws to be granted
		to existing security
 holders of the
		Issuer   or
if a rights offering    the
		securities w
ere purchased on or before the
		fourth day
preceding the day on which the
		rights offering
 terminated    				 X

	c    	The underwriting was
 a firm commitment
		underwriting
 X

	d    	The commission
    spread or profit was
		reasonable and
fair in relation to that
		being received
by others for underwriting
		similar securities d
uring the same period    		 X

	e    	In respect of any
securities other than
		Eligible Municipal
Securities    the issuer
		of such securities
has been in continuous
		operation for not
less than three years
		 including the
operations of predecessors
 X

f    	Has the affiliated
underwriter confirmed
      that it will not receive
any direct or indirect
      benefit as a result of
BlackRock s participation
      in the offering?
 X


Approved       Mark Cataneo
Date           08 25 10



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